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                                                                   EXHIBIT 10.11


                                                           [address of property]


                                    [FORM OF]
                            MASTER LICENSE AGREEMENT(1)


         MASTER LICENSE AGREEMENT (this "Master License Agreement") made as of the _____ day of _____, 2002, between _____, a _____ [entity type] having an office at _____ ("Licensor"), and _____, a _____ corporation, having its principal office at _____("Licensee").

                                   WITNESSETH:

         WHEREAS the parties desire, by this Master License Agreement, to provide for the licensing by Licensor to Licensee of the right to use and occupy certain areas (the "License Areas") located in certain buildings (and having the square footage), as specified in Schedule I annexed hereto and made a part hereof (the "Schedule"), which License Areas are located in areas leased by Licensor (collectively the "Premises") pursuant to leases (each a "Lease") as specified and identified in the Schedule.


         NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

         1. License. (a) Licensor hereby grants to Licensee a license (the "License") to use and occupy each of the License Areas for the purposes hereinafter provided, for the applicable "License Period" (as such term is defined in paragraph 2 hereof).

         (b) In accordance with the Rollup Agreement dated _____, among _____ and _____ (the "Rollup Agreement"), Licensor, concurrent with or prior to the execution hereof, has transferred to Licensee certain equipment, furniture and fixtures, including communications and information systems equipment, cabling and appurtenant items that was owned by

_______________

         (1) This Agreement is the form for License Areas in the United States, and will be modified for License Areas in countries other than the United States (with the appropriate entities as the Licensor and Licensee thereunder), as reasonably agreed upon by the parties and as necessary to comply with local law and custom.
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                                                                               2

Licensor and located in the License Areas, herein collectively referred to as the "Transferred Equipment" (and certain Licensor personnel previously employed by Licensor at certain of the License Areas may become employees of Licensee; hereinafter such employees are referred to as "Transferred Employees"). Licensee has inspected and is familiar with the License Areas and accepts same and the contents thereof in their "as is" condition as of the "Commencement Date" (as hereinafter defined). Licensor shall not be required to perform any work or furnish any materials in order to prepare same for Licensee's occupancy, except as may be specified in the Schedule.

         (c) If, following the date hereof, Licensor and Licensee desire to have additional space(s) licensed as License Area(s) hereunder, they may execute an amendment to the Schedule setting forth the pertinent data with respect to such additional space(s), and upon execution and delivery of such amendment, the additional space(s) specified therein shall automatically become License Area(s) subject to the terms and provisions of this Master License Agreement, and the amended Schedule shall thenceforth constitute the Schedule.

         2. License Period. (a) The License Period for each of the License Areas shall commence on the date of the Closing (as defined in the Rollup Agreement) with respect to the country in which such License Area is located (the "Commencement Date") (or any other Commencement Date specified in any amendment to the Schedule) and, subject to the provisions of subparagraphs (b) and (c) below (as and to the extent applicable), shall expire (subject to sooner termination as hereinafter provided) on the expiration date for each License Area set forth in the Schedule (each an "Expiration Date") [one day prior to the expiration date of the current term (i.e., exclusive of any extant renewal options) of the applicable Lease or such earlier date, if any, which would be the date on which the Lease could be sooner terminated pursuant to a specific termination option (excluding a termination option in the event of casualty or condemnation) afforded Licensor, as Tenant under the Lease, and not conditioned on the payment of any monies (in the nature of a termination payment) by Licensor to Landlord (irrespective of whether Licensor actually exercises such termination option)].

         (b) In the event the term of the lease covering a particular License Area (the "Lease") shall sooner terminate in accordance with the provisions thereof (e.g., by reason of casualty or condemnation, and the landlord of such Lease, shall exercise a right of termination contained in such
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                                                                               3

Lease, or Licensor, as the Tenant thereunder, in the event of casualty or condemnation, shall exercise a right of termination thereunder), the License Period for such License Area shall automatically terminate on the date of such termination of the Lease to Licensor. Licensor shall give Licensee reasonable prior notice of any such termination.

         (c) In the event the Lease covering premises of which a particular License Area is part affords Licensor, as Tenant thereunder, a right to terminate the term of the Lease(independent of casualty or condemnation) conditioned on the payment by Tenant to Landlord of monies in the nature of a termination payment (hereinafter, a "Termination Payment"), Licensor shall not exercise such right so as to terminate the Lease during the License Period unless Licensor shall first have obtained Licensee's prior written consent thereto, which consent may be withheld in Licensee's sole and arbitrary discretion.

         [THE FOLLOWING SUBPARAGRAPH (d) SHALL APPLY ONLY WITH RESPECT TO THOSE LICENSE AREAS WHERE [MCS], AS OF JULY 1, 2001, HAD 25 OR FEWER EMPLOYEES AND THEN OCCUPIED SPACE (NOW COMPRISING A LICENSE AREA) THAT CONSTITUTED 25% OR LESS OF THE APPLICABLE PREMISES UNDER THE APPLICABLE LEASE.]

         (d) Licensee shall have the right to terminate the License Period with respect to each License Area where it is indicated on the Schedule to be "Terminable" or by a "T" on not less than 60 days' prior written notice to Licensor, and, in the event Licensee gives such termination notice to Licensor, the License Period shall expire with respect to the applicable License Area on the termination date specified in said notice, with the same force and effect as if such date were originally provided herein as the expiration date of the License Period with respect to the applicable License Area.

         (e) Licensor shall not agree to an amendment to any Lease which will increase Licensee's obligations or surrender Licensee's rights hereunder or have a material adverse effect on Licensee's occupancy of the License Area covered thereby or Licensee's permitted use of the particular License Area, unless Licensor shall first obtain Licensee's prior written consent thereto, which consent shall not be unreasonably withheld or delayed.

         3. License Fee. (a) Subject to the provisions of subparagraph (b)
below, throughout the License Period, Licensee shall pay a license fee for each License Area at the annual rate specified in the Schedule with respect to
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                                                                               4

such License Area (the "License Area License Fee"). The License Area License Fee for each License Area shall be paid, in advance, in equal monthly installments, on the first day of each calendar month occurring during the applicable License Period, with equitable proration being made if the License Period for any License Area shall commence (or end) on other than the first day (or last day) of a calendar month. At the election of Licensee, in its sole discretion, payment of the License Area License Fee for all License Areas may be made in one transaction by check (of Licensee) or electronic means pursuant to prior arrangement with Licensor for the aggregate amount thereof, and all such payments shall be sent to _____, or to such other place and/or to such other person or entity as Licensor may direct by 30 days' prior written notice given to Licensee.

         (b) Notwithstanding the provisions of subparagraph (a) above, but subject to the provisions of subparagraph 2(e) above, Licensor, at any time and from time to time, during the License Period for each License Area, may elect, on not less than 120 days' prior written notice (the "Increase Notice") given to Licensee, to increase the License Area License Fee for such License Area to reflect actual increases in rent, additional rent and other charges under the applicable Lease to an amount (the "Increased Fee Amount") specified in the Increase Notice effective as of a date also specified therein (the "Increase Effective Date"); provided, however, that Licensor shall not increase the License Area License Fee for any License Area pursuant to the provisions of this paragraph more than twice in any 12-month period. If Licensor shall give the Increase Notice with respect to any License Area, then, automatically on the Increase Effective Date, the License Area License Fee for such License Area shall be increased to the Increased Fee Amount (which shall thenceforth be the License Area License Fee for such License Area, subject to further increase or (change) in accordance with the provisions of this subparagraph (b) (or this Master License Agreement)). Together with the Increase Notice, Licensor shall provide Licensee with reasonable documentation which evidences such increases in rent, additional rent and other charges.

         (c) In the event there shall be a decrease in the rent, additional rent and other charges payable under the applicable Lease which are incurred by Licensor and utilized in computing the License Fee, Licensor shall equitably reduce the License Fee effective as of the date of the applicable decrease in the underlying rent, additional rent and other charges under the applicable
Lease forming the basis for the License Fee. If Licensee has paid the License
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                                                                               5

Fee based upon the underlying rent, additional rent and other charges under the applicable Lease applicable prior to such decrease, then Licensor shall (not later than 30 days after the effective date of the applicable decrease) make an appropriate refund (or, if License Fees remain to be paid under this Agreement, at Licensor's election, a credit against the License Fees next becoming due under this Agreement). Upon Licensee's request made from time to time, Licensor shall afford Licensee the right to inspect and make copies of Licensor's pertinent records relating to rent and additional rent paid by Licensor under the Lease, based on which Licensee was billed and paid the License Area License Fee and additional rent hereunder, and to receive a refund or credit as provided above if any audit discloses that Licensor overcharged Licensee, or failed to remit to Licensee a refund or credit as provided above. This paragraph 3(c) shall survive the expiration or sooner termination of this Master License Agreement.

         4. Services. [THIS PARAGRAPH 4 IS SUBJECT TO CONFORMANCE WITH THE SERVICE LEVEL AGREEMENT AND THE MASTER TRANSITION SERVICES AGREEMENT.] (a) With respect to any License Area which forms part of a larger Premises leased by Licensor from a third-party landlord, Licensee acknowledges that in some leased locations, the third-party landlord provides services to such License Area. Licensor shall reasonably cooperate with Licensee so as to enable Licensee to obtain such services, but the foregoing shall not require Licensor to institute any action or proceeding against such landlord. To the extent that any services to any License Area forming part of a larger Premises leased to Licensor have been supplied directly by Licensor, then Licensor shall continue to provide such services to such License Area during the License Period. Included among such services (to the extent not provided by such third-party landlord) are [electricity, HVAC, cleaning services, security and life safety systems, and such emergency power systems as currently exist for any License Area]. Licensor shall provide such services to a License Area in substantially not less than the same manner and quality as Licensor has provided same to such License Area prior to the Commencement Date or in the same manner and quality as Licensor provides such services to itself.

         (b) IN THE EVENT THE SERVICE LEVEL AGREEMENT OR THE TRANSITION SERVICES AGREEMENT (AS SUCH TERMS ARE DEFINED IN THE ROLLUP AGREEMENT, HEREINAFTER, COLLECTIVELY , THE "AGREEMENTS") PROVIDES THAT LICENSOR IS REQUIRED TO PROVIDE SPECIFIED SERVICES ("AGREEMENTS' SERVICES")TO A PARTICULAR LICENSE AREA (OVER
AND ABOVE THOSE PROVIDED BY THE APPLICABLE LEASE LANDLORD OR SPECIFICALLY PROVIDED HEREIN TO
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                                                                               6

BE PROVIDED BY LICENSOR) WITH PAYMENT THEREFOR TO BE MADE BY LICENSEE IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENTS, NO CHARGE FOR SUCH AGREEMENTS' SERVICES SHALL BE MADE PURSUANT TO THIS MASTER LICENSE AGREEMENT (WHETHER AS PART OF THE LICENSE FEE FOR SUCH LICENSE AREA OR OTHERWISE). (IT IS THE INTENTION OF THE PARTIES THAT THERE SHALL BE NO "DOUBLE BILLING" FOR SERVICES PROVIDED TO A PARTICULAR LICENSE AREA PURSUANT TO THIS MASTER LICENSE AGREEMENT, AND THE AGREEMENTS' SERVICES PROVIDED TO SUCH LICENSE AREA PURSUANT TO THE AGREEMENTS.)

         5. Use. The License Areas shall be used for the operation of the Consulting Business (as defined in the Rollup Agreement), including the operation of computer and telecommunication equipment, and for office and administrative purposes and for such operations and uses (permitted by the Lease) as were conducted in each of the License Areas by Licensor during the one year period prior to the date hereof (but for no other purpose except as may be reasonably agreed upon in writing by Licensor and Licensee). Licensor may enter upon the License area at all reasonable times on reasonable prior notice to examine the condition thereof, but such right shall be exercised in such reasonable manner as will not interfere with the conduct of Licensee's business. Nothing contained herein shall require Licensee to use and occupy a particular License Area except to the extent that use and occupancy of such License Area is required of Licensor pursuant to the applicable Lease.

         6. Compliance with Law; Observance of Lease Provisions. (a) Licensee shall promptly comply with all present and future applicable laws and regulations of all state, Federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of any Board of Fire Underwriters or any similar body (all of the foregoing being hereinafter collectively referred to as "Laws") having jurisdiction which shall impose any violation, order or duty upon Licensor, any landlord of Licensor or Licensee with respect to any License Area, to the extent only, however, that such compliance relates to Licensee's manner of use of such License Area as opposed to the mere use for the purposes herein permitted.

         (b) To the extent the Licensee is not required to comply with any Laws pursuant to subparagraph (a) above, Licensor shall comply with such Laws applicable to any License Area or, if applicable, Licensor shall exercise reasonable efforts to require its third-party landlord to comply with such Laws (to the extent such compliance is the
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                                                                               7

obligation of such landlord under the terms of its Lease to Licensor).

         (c) Licensee shall not violate applicable provisions of the Lease governing the manner of use of the License Area, the use of Building elevators, Building common areas, and similar provisions, so as not to cause a default thereunder.

         7. Access. Subject to the terms of the Lease, Licensee, its employees, contractors and agents shall have the right of 24-hours-per-day, 7-days-per-week access to the License Area. Licensee shall observe and faithfully comply with all existing rules and regulations as well as reasonable rules and regulations including, without limitation, security policies and procedures, as Licensor or its third-party landlord may establish from time to time (and of which Licensee is notified) with respect to the use of and such access to the License Areas.

         8. Repairs. Licensee, throughout the License Period, shall take good care of each License Area and the fixtures and appurtenances therein. Licensee shall also be responsible for the cost to repair any damage other than damage from the elements, fire or other casualty to the building of which such License Area forms a part or caused by Licensor or a third-party landlord or their respective, agents, employees, sublessees, licensees (other than Licensee) or invitees. Licensor shall make (if required by the Lease), or exercise reasonable efforts to cause to be made by any third-party landlord responsible for such repairs, all necessary structural and other repairs (for which Licensee is not responsible pursuant to the provisions hereof) to each License Area (but the foregoing parenthetical clause shall not require Licensor to pay any additional sums to such third-party landlord or to institute any action or proceeding against such landlord).

         9. Damage and Destruction. (a) Neither Licensor nor Licensee shall have any responsibility in the event of any damage to or theft of any equipment or property of the other party, and the party incurring such loss shall look to its own insurance coverage, if any, for recovery in the event of any such damage, loss or theft.

         (b) If any License Area is destroyed or damaged by fire or other casualty, the License Area License Fee applicable to such damaged License Area shall abate (entirely if all of the License Area is damaged and rendered untenantable and proportionately if only a portion of the License Area is damaged and rendered untenantable in both
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                                                                               8

cases, only to the extent that Licensor's rent under the Lease is also abated) from the date of the casualty to the date by which (as provided in the Lease covering the License Area) the Lease landlord or Licensor shall have repaired and restored the License Area or damaged portion thereof (but not Licensee's property and equipment therein). If the casualty or damage occasioned to a License Area, or to the Premises of which the damaged License Area forms a part, shall be so extensive as to entitle either or both of the Lease landlord and Licensor to terminate the Lease, and either such landlord or Licensor shall terminate the Lease therefor in accordance with the terms thereof, then this Master License Agreement with respect to such License Area shall automatically terminate on the Lease termination date, as provided in paragraph 2(c) hereof.

         10. Insurance/Indemnity. (a) Licensor and Licensee shall each, at their own cost and expense, maintain and keep in force at all times for each License Area during the applicable License Period:

         (i) commercial general public liability insurance, under a policy for the benefit of and naming Licensor, Licensee, the landlord under the applicable Lease (and such landlord's lender and property manager, if identified in writing) as additional insureds, covering any liability for bodily injury, personal injury (including death) and property damage arising out of Licensor's or Licensee's operations, its assumed liability under this Master License Agreement (including contractual indemnities), and their respective use, manner of use and occupancy of, in the case of Licensor, the Premises, and, in the case of Licensee, the License Area, or other portions of the Premises utilized by Licensee, e.g., for access, lavatory use), with limits of liability thereunder of not less than the amount of $5 million, combined single limit; such insurance may be carried under a blanket policy covering the aforementioned areas and other locations of Licensor and Licensee, respectively, if the required amount of coverage for the Premises and License Area is not affected as a result of a claim involving another location;

         (ii) property insurance covering all trade fixtures, office equipment, merchandise and other items of Licensor's or Licensee's property located within, in the case of Licensor, the Premises, and, in the case of Licensee, the License Area; and
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                                                                               9

         (iii) Employers' Liability and Worker's Compensation Insurance to the extent required by the Laws of each state in which a License Area is located.

         (b) Property insurance policies shall be written on an "all risk" of physical loss or damage basis, for the full replacement cost of the covered items and in amounts that meet any co-insurance clause of the policies of insurance.

         (c) Licensee shall include a waiver of Licensee's insurer's rights of subrogation in each of its property insurance policies, and further agrees to such waivers and releases for the benefit of Licensor and the applicable Lease landlord. Licensor shall include, for the benefit of Licensee, a waiver of Licensor's insurer's rights of subrogation in each of its property insurance policies covering Licensor's property at the Building, and further agrees to such waivers and releases, for the benefit of Licensee.

         (d) Licensee shall name Licensor as an additional insured in Licensee's commercial general liability insurance polices with respect to the Premises, and Licensor shall name Licensee as an additional insured in Licensor's commercial general liability insurance polices with respect to the Premises.

         (e) Promptly after the date hereof and thereafter, at least 15 days before the effective date of renewal of any such policy, as applicable, Licensee shall deliver to Licensor, and Licensor shall deliver to Licensee, duplicate originals of the aforesaid policies, or a certificate evidencing such insurance. The policies or certificates, as the case may be, shall contain an endorsement that such insurance may not be canceled or modified except upon 30 days' prior notice to Licensor.

         (f) Notwithstanding the foregoing, Licensee (but only so long as Licensee is the named Licensee (or any affiliate or subsidiary insured under the named Licensee's (or, if applicable, the named Licensee's_Parent's) self-insurance policy) and the named Licensor (or any affiliate or subsidiary insured under the named Licensor's (or, if applicable, the named Licensor's Parent's) self-insurance policy) may, upon notice to the other, elect to self-insure and be liable to cover any claims which would otherwise be payable hereunder by a third-party insurer.

         (g) Indemnification of Licensor. Licensee shall indemnify, defend and hold Licensor, and any partner,
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                                                                              10

officer, agent, employee and director of Licensor (the "Licensor Indemnitees") harmless from and shall defend Licensor Indemnitees against all claims made or judicial or administrative actions filed which allege that any one of the Licensor Indemnitees is liable to the claimant by reason of (i) any injury to or death of any person, or damage to or loss of property, or any other thing occurring on or about any License Area or any Premises, or in any manner growing out of, resulting from or connected with the use, condition or occupancy of, the License Area or any Premises, if caused by any act or omission of Licensee or its agents, partners, contractors, employees, permitted assignees, licensees, sublessees, invitees or any other person or entity for whose conduct Licensee is legally responsible, (ii) violation by Licensee of any contract or agreement to which Licensee is a party in each case affecting any License Area or the occupancy or use thereof by Licensee, (iii) violation of or failure to observe or perform any condition, provision or agreement of this Master License Agreement on Licensee's part to be observed or performed hereunder, and (iv) Licensee's manner of use and occupancy of the License Area, except to such extent that any such claim arises from the negligence or wilful misconduct of Licensor.

         (h) Indemnification of Licensee. Licensor shall indemnify, defend and hold Licensee, and any partner, officer, agent, employee and director of
Licensee (the "Licensee Indemnitees") harmless from and shall defend Licensee Indemnitees against all claims made or judicial or administrative actions filed which allege that any one of the Licensee Indemnitees is liable to the claimant by reason of (i) any injury to or death of any person, or damage to or loss of property, or any other thing occurring on or about any License Area or any Premises, or in any manner growing out of, resulting from or connected with the use, condition or occupancy of such License Area or Premises, if caused by any act or omission of Licensor or its employees, partners, agents, contractors, permitted assignees, licensees, sublessees, invitees or any other person or entity for whose conduct Licensor is legally responsible; (ii) violation of or failure to observe or perform any condition, provision or agreement of this Master License Agreement on Licensor's part to be observed or performed hereunder; (iii) violation by Licensor of any contract or agreement to which Licensor is a party, in each case affecting any License Area or Premises or the occupancy or use thereof by Licensor; and (iv) Licensor's manner of use and occupancy of that portion of the Premises exclusive of the License Area, except to such extent that any such claim arises from the negligence or wilful misconduct of Licensee.
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                                                                              11

         11. Assignment; Sublicensing. (a) Except as provided in subparagraph
(b) hereof, the License granted hereby is personal to Licensee and shall not be assigned nor shall Licensee sublicense or otherwise permit or suffer the occupancy of any License Area by any third party (except an "Affiliate" (as such term is defined in the Rollup Agreement) of Licensee, notice of which shall be promptly given to Licensor) without first obtaining the prior written consent of Licensor and if required by the applicable Lease, the Lease landlord. Further, and notwithstanding anything to the contrary contained herein, but subject to obtaining any required consent of the applicable Lease landlord Licensee shall have the right to assign or sublicense this Master License Agreement to any Affiliate of Licensee or to any entity which shall purchase the business conducted in the Licensed Areas, notice of which shall promptly be given to Licensor.

         (b) Licensor agrees that Licensor will not assign any Lease covering a License Area or sublet or license any other portion of the Lease Premises (not constituting part of the License Area) to an "MCS Competitor", as such term is defined in subparagraph (e) below (but the foregoing shall not preclude Licensor from assigning such Lease or subletting or licensing all or any portion of the Lease Premises (not constituting the License Area) to an Affiliate of Licensor. [THE FOLLOWING PROVISIONS OF THIS SUBPARAGRAPH (B) SHALL ONLY BE APPLICABLE IN INSTANCES WHERE THE RENTABLE SQUARE FOOTAGE OF A PARTICULAR LICENSE AREA IS
[75%] OR MORE OF THE RENTABLE SQUARE FOOTAGE OF THE PARTICULAR PREMISES IN WHICH SUCH LICENSE AREA IS LOCATED.] In the event that Licensor shall desire to assign the Lease covering a License Area or sublet or license all or any portion of the Lease Premises not constituting the License Area, to any Person other than an Affiliate or an MCS Competitor, Licensor shall first notify Licensee of such desire (the "Licensor Offer Notice"), specifying therein the desired effective date (the "Licensor Desired Effective Date") of the assignment or subletting or license, as the case may be, which Licensor Desired Effective Date shall not be sooner than 60 days after the giving of the Licensor Offer Notice, and, in the case of a proposed sublicensing or subletting, specifying whether the sublease or license is to be for all of the Premises (other than the License Area) or a portion thereof (in either case, the "Licensor Desired Sublet/License Area"), and, in the case of a desired subletting or license of such a portion of the Premises, the rentable square footage of such portion, which shall be identified on a floor plan annexed to the Licensor Offer Notice. Licensee shall have the option ("Licensee's Capture Option"), to be exercised, if at all, by notice (the
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                                                                              12

"Licensee Exercise Notice") given to Licensor within 30 days of Licensee's receipt of the Licensor Offer Notice, if the Licensor Offer Notice refers to a desired assignment, to require Licensor (subject to obtaining any required consent of the Landlord) to assign the applicable Lease to Licensee effective as of the Licensor Desired Effective Date, or, if the Licensor Offer Notice refers to a desired subletting or licensing of only a portion of the Premises, to require Licensor (subject to obtaining any required consent of the Landlord) to sublease or license, as the case may be, such portion to Licensee effective as of the Licensor Desired Effective Date, upon the terms and conditions of the License Area License made applicable thereto. If Licensee shall not give the Licensee Exercise Notice within such 30-day period, time being deemed of the essence, Licensee's Capture Option shall lapse, and Licensor may proceed and attempt to find, as contemplated in the Licensor Offer Notice, a Person (not an MCS Competitor) to which Licensor will assign the Lease or sublet or license the Licensor Desired Sublet/License Area. If Licensor shall not find such a Person within one year of the Licensor Offer Notice, Licensor shall be required to give a new Offer Notice to Licensee in the event Licensor shall still wish to assign the Lease or sublet or license all or any portion of the Premises not constituting the License Area.

         (c) The term "MCS Competitor" shall include [up to eight entities, whose names shall be provided by Licensee and which shall not include any Affiliate of Sublessor].

         12. Alteration; Restoration. (a) No alterations may be made by Licensee to any License Area without first obtaining (i) the prior written consent of Licensor, which, except as provided in subparagraph (b) below, may be withheld in Licensor's sole and arbitrary discretion, and (ii) if required by the Lease, the prior written consent of the landlord of the Lease.

         (b) If Licensee shall desire to make any nonstructural alterations, Licensee shall notify Licensor thereof, providing with such notice a reasonably detailed description of the nature and extent of such desired nonstructural alterations (the "Nonstructural Alterations Request Notice"). Licensor, subject to subparagraph (c) below, shall adopt a reasonably cooperative attitude in considering Licensee's Nonstructural Alterations Request Notice, and may request further information, and, where reasonably necessary for review (in view of the nature and extent of the Nonstructural Alterations Request Notice) detailed plans and specifications.
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                                                                              13

         (c) Licensor, at the time of giving consent to any alterations by Licensee, shall notify Licensee if any such alterations must be removed and the affected License Area restored, at the expiration or sooner termination of the applicable License Period.

         (d) Subject to obtaining the prior written consent of the Lease landlord, if required pursuant to the terms of the Lease covering such License Area, Licensee, from time to time, may change and add to computer and other equipment and install communications wiring related thereto, including but not limited to, telephone lines, and install trade fixtures, furnishings and items of a decorative nature without obtaining Licensor's consent, so long as such changes, alterations and installations do not involve alterations to the License Area (and so long as all items installed by Licensee, including fixtures, are removed at the end of the applicable License Period, and all damage occasioned by such removal is promptly repaired). Further, Licensee without Licensor's consent (but subject to the obtaining of any required, by the applicable Lease, landlord consent thereto, may arrange for the telephone company to install a "Demark" in any equipment closet within the License Area (provided same does not involve alterations to the License Area, in which event Licensor's consent as aforesaid shall be required, which consent shall not be unreasonably withheld, conditioned or delayed) and Licensee shall give prior notice to Licensor of any such installation which shall be subject to reasonable rules and regulations then established by Licensor relating to same.

         13. Default. If either party defaults in the performance of any of its obligations hereunder with respect to any License Area and such default continues for more than 15 days in the case of a monetary default with respect to the License Fee, and 30 days with respect to any other monetary default hereunder, and 30 days in the case of a nonmonetary default, in all cases after receipt of written notice from the nondefaulting party (except that if such nonmonetary default cannot be reasonably cured with the exercise of reasonable diligence during said 30-day period, such period shall be extended for reasonable additional time, provided that the defaulting party has commenced to cure such default within the 30-day period and proceeds diligently thereafter to effect such cure), the nondefaulting party shall have the right to terminate the License herein granted with respect to such License Area and pursue any other remedies available at law or in equity, except as limited in paragraph 14 hereof.

         14. Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS MASTER LICENSE AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES, INCLUDING LOSS OF GOODWILL OR LOSS OF PROFITS.

         15. Notices. (a) Any notice, demand or request under this Master License Agreement shall be in writing, shall be addressed as hereinafter provided and delivered by registered or certified mail (return receipt requested) which is deposited in a United States general or branch post office, or delivered by reputable overnight commercial carrier (e.g., Federal Express) or hand-delivered and shall be deemed effective upon receipt. Any notice, demand or request by Licensor to Licensee shall be addressed to Licensee at its address stated in the preamble hereto, Attention of _____, with a copy sent simultaneously to Licensee, at such address, Attention of _____, unless otherwise directed in writing by Licensee by notice similarly given.

         (b) Any notice, demand or request by Licensee to Licensor shall be addressed to Licensor at its address stated in the preamble hereto, Attention of _____, with a copy sent simultaneously to Licensor, at such address, Attention of _____, unless otherwise directed in writing by Licensor by notice similarly given.

         (c) Rejection or other refusal to accept, or the inability to deliver because of a changed address of which no notice was given, shall be deemed to be receipt of the notice, demand or request sent.

         16. Quiet Enjoyment. Licensor covenants and agrees that, so long as Licensee shall pay the License Area License Fee for each License Area as and when due and shall otherwise fully, faithfully and timely observe and perform the agreements, covenants and conditions of this Master License Agreement on its part to be observed and performed with respect to each License Area, Licensee shall and may peaceably and quietly have, hold and enjoy such License Area for the License Period, as same may be extended, without disturbance, hindrance, ejection or molestation by, or from Licensor (subject, however, to the provisions hereof) or any one claiming by, through or under Licensor.

         17. Waiver of Subrogation. Licensor and Licensee each hereby waives its respective right of recovery against the other and each releases the other from any claim for damage to property arising out of loss, damage or destruction to any License Area or Premises, and contents thereon or therein, whether or not such loss, damage or destruction may be attributable to the fault or negligence of either party or its respective agents, invitees, contractors or employees. Each property insurance policy carried by either party shall include a waiver of the insurer's rights of subrogation against the party hereto who is not an insured under said policy. Each party shall look solely to the proceeds of its respective property insurance policy (and to its own funds to the extent it is self-insured) to compensate it for any property loss, damage or destruction.

         18. Surrender. On or before the Expiration Date for each License Area, Licensee shall vacate and surrender full and complete possession of such License Area to Licensor, vacant and broom clean and in substantially the same condition as existed on the Commencement Date, except as provided for to the contrary in paragraph 12 hereof, subject, however, to ordinary wear and tear, damage by the elements, fire or other casualty. Except as expressly provided in paragraph 12 hereof and in this paragraph 18, Licensee shall not be required to restore, alter or improve any License Area, upon or in connection with the expiration of this Master License Agreement.

         19. Subordination. The License granted herein with respect to any License Area is subject and subordinate to all ground and underlying leases affecting the real property of which such License Area forms a part and to all mortgages which may now or hereafter affect such leases or such real property.

         20. Warranties. EXCEPT AS SET FORTH IN THIS AGREEMENT, THE PARTIES DO NOT MAKE ANY WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THIS MASTER LICENSE AGREEMENT, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         21. Inability To Perform. Neither party shall be responsible for delays in the performance of its obligations caused by events beyond that party's reasonable control, including, but not limited to, acts of God.

         22. Good Faith. The License Areas are some _____ in number, and consist of areas which are of such configuration or are not of such size as to justify, in either case, in the opinion of the parties, entering into formal leases and/or subleases covering each of the License Areas. The parties have therefore entered into this Master License Agreement which, the parties recognize, is not dispositive of all matters and issues that may arise during the License Period with respect to each of the License Areas. As and when issues and matters arise during the course of the License Period with respect to one or more License Areas that are not definitively controlled by the provisions of this Master License Agreement, the parties shall act reasonably and in good faith endeavor to adjust and resolve such issues and matters.

         23. No Contact With Landlord. Licensee shall not, directly or indirectly, communicate with or have contact of any kind with the applicable Lease landlord with respect to any License Area or landlord services or repairs or maintenance to be provided to such License Area or with regard to the Premises or the Lease or building common areas or amenities or parking or access or use of building elevators or otherwise (the only exception to the foregoing being if Licensee shall wish to lease space in the Premises building) the intention hereof being that any communications or contact regarding any of the foregoing (except with regard to a separate leasing of space in such building by Licensee) shall be made solely to Licensor.

         24. Signage. Subject to obtaining any required consent of the applicable Lease landlord, (i) Licensor shall permit Licensee to have directional wall signs (whose size, composition and content shall be subject to Licensor's prior approval, which shall not be unreasonably withheld) to be installed in the corridor of the floor(s) on which a License Area is located, and (ii) Licensor shall afford Licensee its pro rata share (based on the ratio of the rentable square footage of the particular License Area to the rentable square footage of the applicable Lease Premises of which such License Area forms a part) of the listings on, if any, the Directory Board of the License Area building afforded Licensor pursuant to the applicable Lease.

         [IF THE APPLICABLE LEASE DOES NOT SPECIFICALLY AFFORD LICENSOR ANY PARKING SPACES, DELETE THE FOLLOWING PARAGRAPH 25. IF SUCH LEASE SPECIFICALLY AFFORDS LICENSOR PARKING SPACES WITHOUT CHARGE, THEN INSERT THE FOLLOWING PARAGRAPH 25, WITH LICENSEE BEING AFFORDED ITS PROPORTIONATE SHARE OF SUCH PARKING SPACES. IF A CHARGE IS MADE UNDER THE APPLICABLE LEASE FOR PARKING SPACES, THEN MODIFY THE FOLLOWING PARAGRAPH 25 TO PROVIDE THAT SUBLESSEE WILL PAY, AS ADDITIONAL RENT, THE PARKING FEES FOR THE PARKING SPACES ALLOCABLE TO THE SUBLEASED PREMISES. IN ADDITION, MAKE SUCH OTHER MODIFICATIONS TO THE FOLLOWING PARAGRAPH 25 AS MAY BE REQUIRED BY SPECIFIC PROVISIONS OF THE APPLICABLE LEASE APPLICABLE TO PARKING.]

         25. Parking. Subject to the obtaining of any required Lease landlord's consent Licensor shall provide , without charge to Licensee (unless a charge is made to Licensor therefore pursuant to the terms of such Lease, in which case, such charge shall be paid by Licensee to Licensor as and when required to be paid by Licensor to landlord) Licensee's pro rata share (based on the ratio of the square footage of the particular License Area to the square footage of the Premises of which the License Area forms a part) of any parking spaces afforded Licensor pursuant to the terms of the applicable Lease.

         26. Right To Relocate. (a) During the License Period, Licensor may elect to relocate Licensee from a particular License Area to other space (the "Substitute License Area") within the Premises in which the particular License Area is located, or the site of which such Premises forms a part, by giving Licensee at least 90 days' prior written notice. In accomplishing such relocation, Licensor and Licensee shall reasonably cooperate with one another (and consult with one another in good faith as to the timing of the relocation) so as to reduce or limit, insofar as reasonably possible, the effects of the necessary disturbance/disruption of Licensee's operations conducted at the License Area. In furtherance of the foregoing, Licensor, at Licensor's sole cost and expense, shall duplicate in the Substitute License Area the layout, improvements, and equipment contained in the License Area (including, without limitation, Licensee's local area networking cabling), and, with Licensee's cooperation, shall cause same to be operational and functional (to at least substantially the same standard as exists in the License Area prior to the actual relocation). Such relocation notice shall specify the effective date of the relocation and the space to which Licensee is being relocated, and Licensee shall surrender the License Area in accordance with the provisions of paragraph 18 hereof on or before the stated effective date.

         (b) Failure of Licensee to surrender the License Area shall constitute a default hereunder. The Substitute License Area shall be substantially similar to the License Area and contain square footage that is not less than the existing square footage of rentable area of the License Area. Licensor shall be responsible for any work in the Substitute License Area necessary to make it comparable to the License Area, which work shall be completed prior to the stated effective date. Licensor shall be liable for any moving expenses or any other direct costs incurred by Licensee by reason of such relocation (including, without limitation, the physical duplication of the layout and equipment as referenced in subparagraph (a) above and all design and engineering costs and fees therefor), but shall not be liable for indirect, special, consequential or other similar costs and losses. On the stated effective date of any such relocation, all references to the License Area herein shall be deemed to mean the Substitute License Area, and all of the terms, covenants and conditions hereof (including the License Fee) shall apply to the Substitute License Area.

         27. No Consequential or Punitive Damages. Notwithstanding anything to the contrary contained herein, neither Licensor nor Licensee shall be liable to the other for any indirect, special, consequential or punitive damages arising out of any act or omission by either party in their respective capacities as Licensor and Licensee hereunder.

         28. Miscellaneous. (a) Counterparts. This Master License Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

         (b) Governing Law. This Master License Agreement shall, with respect to each License Area, be governed by and construed in accordance with the laws of the particular state in which each License Area is located.

         (c) Section Headings. The section titles herein are for convenience only and do not define, limit or construe the contents of such sections.

         (d) Attachments and Exhibits. All attachments and exhibits to this Master License Agreement are hereby made a part hereof as if fully set out herein.

         (e) Severability. If any provision or provisions in this Master License Agreement is/are found to be in violation of any law or otherwise unenforceable, all other provisions will remain unaffected and in full force and effect.

         29. Nonliability. Licensor and Licensee agree that neither their respective directors, officers, employees, shareholders nor any of their respective agents shall have any personal obligation hereunder, and that Licensor and Licensee shall not seek to assert any claim or enforce any of their rights hereunder against such directors, officers, employees, shareholders or agents.

         30. Binding Effect. This Master License Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and shall not be modified except by an express written agreement signed by duly authorized representative of both parties.

         31. Reference to Arbitration. If a dispute between Licensor and Licensee arises in connection with this Agreement or a particular License Area, Licensor and Licensee shall resolve the same in the manner provided in and pursuant to the provisions of Section 13.12(b) of the Rollup Agreement dated April __, 2002 (the "Rollup Agreement"), among "Local Firm", PricewaterhouseCoopers International Limited, PwC Consulting SCA, and "The Noncompete Parties" (as such terms are defined therein).

         32. Consent of Landlord. The Rollup Agreement, sets forth the agreement of the parties with respect to the obtaining of the applicable Lease landlord's consent with respect to the within License of a particular License Area.

         33. Notwithstanding anything to the contrary contained herein, in the event Licensee shall wish to discontinue using a particular License Area prior to the expiration of the License Period applicable thereto, Licensee may notify Licensor thereof specifying in its notice the date (the "Vacating Date") when it has vacated or will vacate such License Area, and offering to Licensor in such notice a right to terminate the License Period with respect to such License Area effective as of a date, if any, occurring during such License Period when (i) Licensor or any "Affiliate" of Licensor (as such term is defined in the Rollup Agreement, hereinafter defined) shall enter into actual possession of such License Area to use same in the conduct of its business operations, or (ii) Licensor shall procure a third party to license (or sublease or otherwise rent) the use of such License Area (the date upon which Licensor or its Affiliate enters into actual possession of such License Area, and the date upon which any third party commences to pay a license fee or sublease rent or other payment to Licensor for the use of such License Area is hereinafter collectively referred to as the "Reuse/Reletting Date"). Upon receipt of such notice from Licensee, Licensor shall have the right, but not the obligation, to terminate, by notice given to Licensee (the "Sooner Termination Notice") the License Period effective as of a date (the "Sooner Termination Date") occurring on or after the Vacating Date. If the Reuse/Reletting Date shall occur, Licensor shall give the Sooner Termination Notice (specifying the Reuse/Reletting Date as the Sooner

Termination Date,) to Licensee promptly upon the occurrence of the Reuse/Reletting Date, but the License Period with respect to such License Area shall automatically terminate on such Reuse/Reletting Date irrespective of whether Licensor has given a Sooner Termination Notice to Licensee specifying such Reuse/Reletting Date as the Sooner Termination Date. The termination of the License Period with respect to such License Area by reason of the giving of the Sooner Termination Notice or the automatic termination of such License Period on the occurrence of the Reuse/Reletting Date irrespective of whether Licensor has given the Sooner Termination Notice, shall be with the same force and effect as if the Sooner Termination Date specified in Sooner Termination Notice or, if applicable (in the event of the nongiving of the Sooner Termination Notice), such Reuse/Reletting Date, were the date originally provided herein as the expiration date of the License Period with respect to such License Area.


         IN WITNESS WHEREOF, the parties have duly executed this Master License Agreement as of the date first above written


LICENSOR:                                        [_____________________________]

                                                   by

                                                     ___________________________
                                                     Name:
                                                     Title:


LICENSEE:                                        [_____________________________]

                                                   by

                                                     ___________________________
                                                     Name:
                                                     Title:

                                      DATE OF LEASE,
                  FACILITY        AMENDMENTS, AND LEASE      LEASE SQUARE          LICENSE         LICENSE AREA
COUNTRY/CITY       ADDRESS           EXPIRATION DATE           FOOTAGE         EXPIRATION DATE    SQUARE FOOTAGE      LICENSE FEE